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                                                                    Exhibit 5(e)

                            NUVEEN INVESTMENT TRUST
                            -----------------------

                  RENEWAL OF INVESTMENT MANAGEMENT AGREEMENT
                  ------------------------------------------

This Agreement made this 23rd day of July, 1997 by and between Nuveen Investment Trust, a Massachusetts business trust (the "Fund"), and Nuveen Institutional Advisory Corp., a Delaware corporation (the "Adviser");

WHEREAS, the parties hereto are the contracting parties under that certain Management Agreement (the "Agreement") pursuant to which the Adviser furnishes investment advisory and management services and certain other services to the Fund; and

WHEREAS, the Board of Trustees at a meeting called for the purpose of reviewing the Agreement, have approved the Agreement and its continuance until August 1, 1998 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in the Agreement, the parties hereto do hereby approve the continuance of the Agreement in effect until August 1, 1998 and do ratify and confirm the Agreement in all respects.



                                        NUVEEN INVESTMENT TRUST

                                        By:  /s/ Gifford R. Zimmerman
                                             -------------------------
                                                 Vice President
ATTEST:


/s/ Karen L. Healy
----------------------------
    Assistant Secretary
                                        NUVEEN INSTITUTIONAL
                                        ADVISORY CORP.

                                        By: /s/ Thomas C. Spalding
                                            --------------------------
                                                 Vice President

ATTEST:

/s/ Larry Martin
----------------------------
    Assistant Secretary